Exhibit 10.2

CIML, LLC

AMENDED AND RESTATED

2012 PROFITS INTEREST PLAN

(Adopted as of July 26, 2012 and Amended and Restated as of September 19, 2012)

Section 1. PURPOSE AND DEFINITIONS

(a) Purpose. The purpose of this CIML, LLC 2012 Profits Interest Plan is to advance the interests of the members of the Company by enhancing the Company’s ability to attract, retain, and motivate persons who make or are expected to make important contributions to the Company and its Affiliates by providing such persons with P Units that are intended to constitute profits interests, thereby better aligning the interests of such persons with those of the Company’s members. Capitalized terms shall have the meanings set forth in Section 1(b) below.

(b) Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:

(1) The term “Administrator” shall mean the Board or such other committee, individual or individuals appointed or delegated authority pursuant to Section 2(a) to administer the Plan.

(2) The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(3) The term “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing a Plan Award.

(4) The term “Board” shall mean the Board of Managers of the Company, as defined in the Operating Agreement.

(5) The term “Cause” shall have the meaning ascribed to such term in the Participant’s Award Agreement.

(6) The term “Liquidation Event” shall have the meaning ascribed to such term in the Operating Agreement.

(7) The term “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto, as the same may be amended and in effect from time to time.

(8) The term “Company” shall mean CIML, LLC, a Delaware limited liability company.

(9) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto, as the same may be amended and in effect from time to time.

(10) The term “Fair Market Value” shall mean the amount determined by the Administrator in good faith in its sole discretion as the Fair Market Value of a P Unit in accordance with the terms of the Operating Agreement.

(11) The term “Initial Public Offering” shall mean the date of the initial public offering of equity interests by the Company.

(12) The term “Operating Agreement” shall mean the Company’s Third Amended & Restated Limited Liability Company Agreement effective as of July 26, 2012, as it may be amended and in effect from time to time.

(13) The term “P Units” shall have the meaning ascribed to it in the Operating Agreement.

(14) The term “Partial Liquidation Event” shall have the meaning ascribed to such term in the Operating Agreement.

(15) The term “Participant” shall mean any eligible person who is granted a Plan Award hereunder.

(16) The term “Performance Goals” shall mean one or more business criteria based on individual, business unit, group, Company or other performance criteria selected by the Administrator.

(17) The term “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (A) the Company, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation or other entity owned, directly or indirectly, by the members of the Company in substantially the same proportions as their ownership of stock of the Company.

(18) The term “Plan” shall mean the CIML, LLC Amended and Restated 2012 Profits Interest Plan, as the same may be amended and in effect from time to time.

(19) The term “Plan Awards” shall mean awards of rights to P Units which are intended to constitute profits interests with respect to the Company.

(20) The term “Restricted Units” means a P Unit that is subject to restrictions set forth in the Plan and any Award Agreement with respect to such P Unit.

(21) The term “Service Provider” shall mean a person who is employed by (which employment includes the provision of services to the Company in his or her capacity as a member of the Company), or providing services to, the Company, or who is providing services for the benefit of the Company through an Affiliate.

Section 2. ADMINISTRATION AND PARTICIPANTS

(a) Administration. The Plan shall be administered by the Administrator or by any other committee appointed by the Administrator. The Administrator is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Administrator may also be exercised by the entire Board. To the extent that any permitted action taken by the Board conflicts with any action taken by the Administrator, the Board action shall control. To the extent permitted by applicable law, the Administrator may delegate any or all of its powers or duties under the Plan, including, but not limited to, its authority to make Plan Awards hereunder to such person or persons as it shall appoint pursuant to such conditions or limitations as the Administrator may establish; provided, however, that the Administrator shall not delegate its authority to amend or modify the Plan pursuant to the provisions of Section 11(a) of the Plan. To the extent of any such delegation, the term “Administrator” when used herein shall mean and include any such delegate.

(b) Eligibility for Participation. Any Service Provider (including any officer of the Company) may be granted Plan Awards under the Plan, in the sole discretion of the Administrator; provided, that a Service Provider who is not an employee of the Company may only be granted Plan Awards under the Plan if such Service Provider renders bona fide services to the Company or an Affiliate, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Service Provider does not directly or indirectly promote or maintain a market for the Company’s securities. The Administrator shall designate each individual who will become a Participant. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive a Plan Award in any other year. The terms and conditions of the Plan Awards need not be uniform among Participants.

Section 3. P UNITS AVAILABLE FOR PLAN AWARDS

(a) P Units Subject to Plan. Only P Units may be used for Plan Awards. The maximum number of P Units with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Section 7, shall be 3,050,000 of the P Units.

(b) Computation of P Units Available for Plan Awards. For the purpose of computing the total number of P Units remaining available for Plan Awards under this Plan at any time while the Plan is in effect, the total number of P Units determined to be available pursuant to subsections (a) and (c) of this Section 3 shall be reduced by the maximum number of P Units related to Plan Awards, as determined by the Administrator in each case as of the dates on which such Plan Awards were granted.

(c) Terminated, Expired, Exchanged or Forfeited Plan Awards. The P Units involved in the undistributed portion of any terminated, expired, exchanged or forfeited Plan Award shall be made available for further Plan Awards.

Section 4. PLAN AWARDS

(a) Grants of Plan Awards. The Administrator, at any time and from time to time while the Plan is in effect, may grant Plan Awards to such Service Providers. Such Plan Awards pursuant to which P Units are or may in the future be acquired, may include, but are not limited to, awards of Restricted Units which vest based on the passage of time or upon achievement of Performance Goals. Restricted Units may also be fully vested on the date of grant. Each Plan Award shall be evidenced by an Award Agreement in such form as the Administrator may determine, which Award Agreement need not be uniform among Participants.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Administrator shall have the authority to determine the time or times at which Plan Awards shall be made, the number of P Units to be granted pursuant to such Plan Awards (subject to the provisions of Section 3 of the Plan) and all other terms and conditions of such Plan Awards.

(c) Consideration for Plan Awards. In the discretion of the Administrator, any Plan Award may be granted as a bonus for no consideration other than services rendered or may be granted in exchange for other interests in the Company.

(d) Distributions on Plan Awards. Distributions in respect of the P Units subject to Plan Awards shall be made to a Participant in accordance with the provisions of the Operating Agreement.

Section 5. PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

(a) Issuance of P Units. P Units issuable pursuant to a Plan Award shall be issued to and registered in the name of the Participant who received such Plan Award. The Administrator may require that certificates (if any) bear such restrictive legends as the Administrator may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Administrator may specify.

(b) Tax and Other Withholding. Prior to any distribution of amounts under a Plan Award to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(c) Substitution. The Administrator, in its sole discretion, may substitute a Plan Award for another outstanding Plan Award or Plan Awards of the same or different type, so long as the substituted Plan Award is substantially equivalent in value to the outstanding Plan Award for which the substitution is being made.

(d) Operating Agreement. Prior to the issuance of P Units, the Participant shall submit to the Company such representations and warranties deemed necessary by the Administrator and the Participant’s express acceptance to be bound by all terms and conditions of the Operating Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Operating Agreement, the applicable terms and provisions of the Operating Agreement will govern and prevail.

(e) No Guarantee of Tax Treatment. The P Units subject to Plan Awards issued under this Agreement are intended to be treated as a “profits interest” for federal income tax purposes pursuant to Revenue Procedures 93-27 and 2001-43. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other person with an interest in a Plan Award that any Plan Award intended to be a profits interest shall be so treated for tax purposes, and none of the Board, the Company or any Affiliate shall indemnify, defend or hold harmless any individual with respect to the tax consequences if they are not so treated.

Section 6. NON-TRANSFERABILITY OF PLAN AWARDS

(a) Restrictions on Transfer of Plan Awards. Prior to an Initial Public Offering, Plan Awards shall not be assignable or transferable by the Participant other than in accordance to with the Operating Agreement.

(b) Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any Person other than the Participant the authority to act with respect to a Plan Award, shall be recognized as valid.

Section 7. ADJUSTMENTS TO PLAN AWARDS

In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, P Units, other securities, or other property), recapitalization, P Unit split, reverse P Unit split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of P Units or other securities of the Company, issuance of warrants or other rights to purchase P Units or other securities of the Company, or other similar corporate transaction or event affects the P Units such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of P Units subject to the Plan and which thereafter may be made the subject of Plan Awards under the Plan, (b) the number and type of P Units subject to outstanding Plan Awards, and (c) the grant or purchase price with respect to any Plan Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Plan Award; provided, however, that any fractional interests resulting from the adjustment may, in the Administrator’s sole discretion, be eliminated.

Section 8. TERMINATION OF EMPLOYMENT OR SERVICE

Upon a Participant’s termination of employment or service with the Company or any Affiliate (including by reason of such Affiliate ceasing to be an Affiliate of the Company), during the applicable restriction period, Restricted Units shall be forfeited; provided, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Units.

Section 9. UNFUNDED STATUS OF THE PLAN

Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Administrator) shall be no greater than the right of an unsecured general creditor of the Company.

Section 10. RIGHTS AS A MEMBER

A Participant shall not have any rights as a member of the Company with respect to any P Units covered by any Plan Award until such Participant shall have become the holder of record of such P Units, except to the extent necessary in order for the P Units to be treated as “profits interests” pursuant to Revenue Procedure 93-27 and 2011-43.

Section 11. TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS

(a) Amendment, Modification and Termination of Plan. The Board may, at any time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Administrator to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Administrator, and such other amendments as may be necessary or desirable to implement such Plan Awards, and may terminate the Plan or any provision thereof; provided, however, that the approval of the members of the Company shall be required for any amendment to the Plan to the extent required by applicable law, rules or regulations; and provided, further, that no amendment, alteration, suspension or termination may materially adversely affect the terms of any Plan Award previously granted without the consent of the affected Participant. The Administrator may, at any time and from time to time, amend or modify any outstanding Plan Award to the extent not inconsistent with the terms of the Plan and the last proviso in the preceding sentence.

(b) Survival. The Administrator’s authority to act with respect to any outstanding Plan Award and the Board’s authority to amend the Plan shall survive termination of the Plan.

(c) Amendment for Changes in Law. Notwithstanding the foregoing provisions, the Board and Administrator shall have the authority to (i) amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules and (ii) grant Plan Awards that qualify for beneficial treatment under such rules, without member approval (unless otherwise required by law) and without Participant consent.

Section 12. INDEMNIFICATION AND EXCULPATION

(a) Indemnification. Each person who is or shall have been a member of the Board and the Administrator shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation. Each member of the Board and the Administrator, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, or the Administrator, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 13. EXPENSES OF PLAN

The entire expense of offering and administering the Plan shall be borne by the Company.

Section 14. FINALITY OF DETERMINATIONS

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board or the Administrator shall be final and shall be binding and conclusive for all purposes and upon all Persons, including, but without limitation thereto, the Company, the members, the Administrator, the managers, officers, and employees of the Company, the Participants, and their respective successors in interest. All Plan Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the

Plan Award, that all decisions and determinations of the Board and the Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Plan Award. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

Section 15. NO RIGHTS TO CONTINUED EMPLOYMENT OR SERVICE OR TO PLAN AWARD

(a) No Right to Employment or Service. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an employee or service provider of the Company or any Affiliate, whether for the duration of any performance period, restriction period, or vesting period under a Plan Award, or otherwise, or affect the right of the Company or an Affiliate to terminate the employment or service of any Participant for any reason.

(b) No Right to Plan Award. No Service Provider or other person shall have any claim or right to be granted a Plan Award under the Plan. Receipt of a Plan Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable Award Agreement.

Section 16. LIQUIDATION EVENT

The Award Agreement shall set forth the consequence that a Liquidation Event and a Partial Liquidation Event will have on the Participant’s Plan Award.

Section 17. GOVERNING LAW AND CONSTRUCTION

The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.